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                                                         EXHIBIT 23
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                         INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
Iroquois Bancorp, Inc.:

We consent to incorporation by reference in the registration statement Nos. 33-36826, 33-36827, 33-36828, 33-94214 and 333-10063 on Form S-8 and No. 33-36825
on Form S-3 of Iroquois Bancorp, Inc. of our report dated January 16, 1998, relating to the consolidated balance sheets of Iroquois Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report has been incorporated by reference in the December 31, 1997 annual report on Form 10-K of Iroquois Bancorp, Inc.

We also consent to incorporation by reference in the Registration Statement No. 33-36828 on Form S-8 of Iroquois Bancorp, Inc. of our report dated March 3, 1998 relating to the statements of net assets available for plan benefits, with fund information of the Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits, with fund information for the years ended December 31, 1997 and 1996, and related schedules as of and for the year ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Iroquois Bancorp, Inc.




  /s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Syracuse, New York
March 19, 1998